[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10) because it is both not material and the type of information that the registrant treats as private or confidential. Dated as of January 8, 2024 LEMONADE, INC., as Company and GC CUSTOMER VALUE ARRANGER, LLC, as Arranger, on behalf of the Investors AMENDED AND RESTATED CUSTOMER INVESTMENT AGREEMENT

TABLE OF CONTENTS Page 1. Definitions and Construction .............................................................................................. 1 2. Investment .......................................................................................................................... 10 3. Conditions of Advances ..................................................................................................... 13 4. Representations and Warranties of Company ................................................................ 15 5. Covenants of Company ..................................................................................................... 17 6. Administration of Invested Receivables ............................................................................ 23 7. Indemnities and Set-Off .................................................................................................... 22 8. Retained Obligations ......................................................................................................... 23 9. Costs and Expenses; Default Rate .................................................................................... 23 10. General Payments .............................................................................................................. 24 11. Tax and Accounting Treatment ......................................................................................... 24 12. Notices ................................................................................................................................. 24 13. Survival ............................................................................................................................... 25 14. Governing Law; Venue; Waiver of Jury Trial; etc ........................................................ 25 15. Fees and Expenses .............................................................................................................. 26 16. Dispute Resolution ............................................................................................................. 26 17. General Provisions ............................................................................................................. 26 18. Confidentiality .................................................................................................................... 27

AMENDED AND RESTATED CUSTOMER INVESTMENT AGREEMENT This AMENDED AND RESTATED CUSTOMER INVESTMENT AGREEMENT (this "Agreement") is entered into as of January 8, 2024, by and between Lemonade, Inc., a Delaware public benefit corporation (together with its affiliates, successors and assigns, "Company") and GC CUSTOMER VALUE ARRANGER, LLC, a Delaware limited liability company, as arranger (in such capacity, together with its successors and assigns in such capacity, the "Arranger"), on behalf of certain funds and accounts specified as "Investors" in acceptance herewith (the "Investors"). RECITALS Company and Arranger entered into that certain customer investment agreement, dated as of June 28, 2023 (the "Original Agreement") facilitating funding to Company by Arranger on the terms contained therein. Company and Arranger have agreed to amend and restate the Original Agreement in its entirety, for good and valuable consideration, the receipt and sufficiency of which are hereby recognized, and the mutual agreements herein contained and in reliance thereon, and execute this Agreement which shall facilitate funding to Company pursuant to the terms of this Agreement and as further set forth in each Investment Request, to fund the acquisition of Reference Cohorts during a given Growth Period through advertising, marketing, or other related expenses designed to attract new Customers. As further outlined herein (including the Specified Commercial Terms in Schedule A hereto), Arranger shall, pursuant to the terms hereof and of any such agreed and countersigned Investment Request, facilitate funding by Investors of the Investment Amount, and the related Investors shall be entitled to certain Reference Income from Company based on such Reference Cohorts. The parties hereto agree that the Original Agreement is hereby amended and restated as follows: AGREEMENT The parties agree as follows: 1. Definitions and Construction. 1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions: "Actual Growth Spend" means, with respect to any Growth Period, the actual amount of Growth Spend by Company during such period. "Affiliate" means, with respect to any Person, any Person that Controls such Person, any Person that Controls or is Controlled by or is under common Control with such Person, and each of such Person's senior executive officers, directors, and partners.

"Anti-Corruption Laws" means (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable anti-bribery or anti-corruption Laws, regulations or ordinances of any jurisdiction in which Company is located or doing business. "Anti-Money Laundering Laws" means all applicable Laws in any jurisdiction in which Arranger or Company is located, incorporated, established, organized, resident or domiciled or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including the Money Laundering Control Act, 18 U.S.C. §§ 1956 and 1957, as amended, and the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), the Anti-Money Laundering Act of 2020, and its implementing regulations (collectively, the "Bank Secrecy Act"), and any applicable related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority from time to time. "Arranger" has the meaning assigned thereto in the introductory paragraph of this Agreement. "Availability Period" means the period of time from the Effective Date through and including the last day of the Commitment Period (as may be extended). Upon the date that is thirty (30) days prior to the end of the Availability Period (such end of the Availability Period, the "Roll Date"), the Availability Period shall automatically be modified to end on the date that is the one (1) year anniversary of the Roll Date provided neither Company nor Arranger provide notice in writing to the other party indicating its desire to not extend the Availability Period at least thirty (30) days before the Roll Date. "Borderline Cohort" has the meaning specified in the definition of Funding Threshold Breach below. "Borderline Funding Threshold Test" has the meaning set forth in the Specified Commercial Terms. "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in New York City are authorized or required to close. "Cancellation Event" means the occurrence of (i) a Sale of Company about which Arranger has not been notified, (ii) an Insolvency Proceeding with respect to Company, (iii) any representation or warranty by Company hereunder is incorrect when made and such inaccuracy has resulted or is reasonably likely to result in a Material Adverse Change, or (iv) a breach by Company of any covenants set forth in Section 5 or of any other term of this Agreement that has resulted or is reasonably likely to result in a Material Adverse Change. "Cash" means cash and Cash Equivalents. "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; and (c) certificates of deposit issued maturing no more than one (1) year after issue. "Cohort Threshold Breach" means, with respect to any Tested Cohort, the failure to satisfy on any day the Cohort Threshold Test set forth in the Specified Commercial Terms. "Cohort Threshold Test" has the meaning set forth in the Specified Commercial Terms. "Commitment Period" has the meaning set forth in the Specified Commercial Terms. "Control" of any Person means the possession, directly or indirectly, of either (a) the power to vote, or the beneficial ownership of, 50.1% or more of the equity interests having ordinary voting power for the election of directors of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlled Investment Affiliate" of any Person means any fund or investment vehicle that (a) is organized or managed by such Person for the purpose of making equity or debt investments or (b) is Controlled by such Person or an Affiliate of such Person. "Customer" means each Person who entered into a Customer Agreement with Company or any Affiliate of Company. "Customer Agreement" means, with respect to any Customer, each of the agreements and other documents entered into between such Customer and Company (whether by the execution of a single contract or through the acceptance of generally available terms of service) governing their commercial relationship. "Data Protection Law" means any law, rule or regulation applicable from time to time governing the protection, privacy, security, or processing of data in any jurisdiction applicable to Company or data processed by Company, including (without limitation) the General Data Protection Regulation (EU) 2016/679 (the "GDPR"), the Data Protection Act 2018 ("DPA 2018"), the UK GDPR (as defined in section 3(10) (as supplemented by section 205(4)) of the Data Protection Act 2018), the Privacy and Electronic Communications (EC Directive) Regulations 2003 (and any applicable implementing legislation), the California Consumer Privacy Act ("CCPA"), the California Privacy Rights Act ("CPRA") and the Massachusetts Data Security Regulation, in each case as the same may be re-enacted, applied, amended, superseded, repealed or consolidated. "Default Rate" shall be a rate equal to 16.00% per annum. "Disbursement Date" means fourteen (14) days after the date that any Disbursement Date Report is required to be delivered hereunder. "Disbursement Date Report" has the meaning assigned thereto in Section 2.2(b).

"Early Termination Event" means (a) it has been determined by a court of competent jurisdiction in a final and nonappealable judgment or by a regulatory authority with jurisdiction over the Company or any of its Affiliates that the Company and/or any of its Affiliates committed and/or engaged in fraud, embezzlement, gross malfeasance or any other form of willful misconduct, or (b) the Company and/or any of its Affiliates violated any applicable state or national insurance capital requirements or any term of any reinsurance contract, and such violation could be reasonably expected to have a material adverse effect on the collectability of the Invested Receivables or Investor's ability to receive its investment return. "Effective Date" means June 28, 2023. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. "Excluded Taxes" means any of the following taxes imposed on or with respect to Arranger or any Investor (or any assignee) or required to be withheld or deducted from a payment to Arranger, on behalf of the related Investors (or any assignee) (a) any taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (x) imposed as a result of Arranger or any Investor being organized under the laws of, or having its principal office or its applicable transacting office located in, the jurisdiction imposing such tax, or in any political subdivision thereof or (y)imposed as a result of a present or former connection between Arranger or any Investor and the jurisdiction imposing such tax (other than connections arising from such Investor having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Invested Receivable), (b) any U.S. federal withholding taxes imposed on amounts payable to or for the account of Arranger or any Investor pursuant to a law in effect on the date on which (i) Investor acquires such interest in the applicable Invested Receivable or (ii) Investor changes its transacting office, (c) taxes attributable to Arranger's failure to comply with Section 10 hereof, and (d) any U.S. backup withholding taxes. "Expected Growth Spend" means, with respect to any Growth Period, the amount of Growth Spend that Company expects in good faith to spend during such Growth Period, as indicated on Schedule B (as amended from time to time), which is expected to be sales and marketing spend as shown on the face of the Company's statement of profit and loss, less all employee related costs, general overhead and non-cash expenses. "Funding Adjustment" shall mean an update to the Schedule of Investments attached hereto as Annex I to account for a Spend Reconciliation in the form attached hereto as Exhibit B. "Funding Threshold Breach" means, with respect to any Tested Cohort, the failure to satisfy on any day the Funding Threshold Test set forth in the Specified Commercial Terms; provided, however, that if only one (1) Tested Cohort (such Tested Cohort, a "Borderline Cohort") does not satisfy the Funding Threshold Test but such Borderline Cohort does satisfy the Borderline Funding Threshold Test, then such Borderline Cohort will be deemed to have satisfied the Funding Threshold Test and no Funding Threshold Breach will have occurred. For the avoidance of doubt, a Funding Threshold Breach will occur if at any time there is more than one

(1) Tested Cohort which does not satisfy the Funding Threshold Test or if there is only one (1) Borderline Cohort, but the Borderline Cohort does not satisfy the Borderline Funding Threshold Test. "Funding Threshold Test" has the meaning set forth in the Specified Commercial Terms. "GAAP" means generally accepted accounting principles in the United States as in effect from time to time. "Government Entity" means (a) a Governmental Authority; (b) a government- owned/government-run/government-controlled association, organization, business, or enterprise; or (c) a political party. "Government Official" means (a) an employee, officer, or representative of, or any person otherwise acting in an official capacity for or on behalf of a Government Entity; (b) a legislative, administrative, or judicial official; (c) a candidate for political office; or (d) an individual who holds any other official, ceremonial, or other appointed or inherited position with a government or any of its agencies. "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank). "Indebtedness" of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all debt of others of the type set forth in (a) through (f) above secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person, (h) all debt of others of the type set forth in (a) through (f) above guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty, and (i) interests of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to property of Company (excluding accounts payable arising in the ordinary course of business). "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, the equivalent bankruptcy, insolvency, liquidation, conservatorship, winding up, reorganization or restructuring Law under any other jurisdiction, in each case as amended, or under any other bankruptcy, liquidation, conservatorship or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, receivership, compositions, extension generally with its creditors, proceedings seeking reorganization, arrangement, or other relief or similar laws affecting the rights of creditors generally. "Investment Amount" shall mean, with respect to any Invested Receivable, the investment amount set forth in the Investment Request for the Growth Period associated with such Reference Cohort that has been requested by Company and funded by the applicable Investors upon the acceptance by Arranger of such Investment Request, subject to adjustment outlined in Section 2.1(d). "Investment Company Act" means the Investment Company Act of 1940, as amended or otherwise modified from time to time. "Investment Funding Date" means the date Investors actually fund the requested Investment Amount in response to any applicable Investment Request. "Investment Request" means a request from Company to Arranger for the funding of an Investment Amount in the form attached hereto as Exhibit A. "Investment Request Date" means the date of the applicable Investment Request. "Investor" means the Persons listed on Schedule C, as such Schedule may be amended, restated or otherwise revised by Arranger in accordance with this Agreement. "Investor Cap Amount" has the meaning set forth in the Specified Commercial Terms. "Investor Cap Percentage" has the meaning set forth in the Specified Commercial Terms. "Investor Funding Percentage" has the meaning set forth in the Specified Commercial Terms. "Investor Sharing Percentage" has the meaning set forth in the Specified Commercial Terms. "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Lien" means any mortgage, lien (statutory or otherwise), deed of trust, charge, pledge, hypothecation, assignment, deposit arrangement, security interest or other encumbrance or preferential arrangement of any kind, in each case, in the nature of security. For the avoidance of doubt, other agreements similar in nature to this Agreement made by Company that pledge income associated with an Invested Receivable (or similar) shall also constitute a "Lien" on such Invested Receivable. "Material Adverse Change" means an event that results or is reasonably likely to result in (a) a material adverse effect or the ability of Company to fulfill its obligations hereunder, (b) a material deterioration in the Company's ability to collect upon or receive value from Invested Receivables in a timely manner or (c) the impairment of the validity or enforceability of, or a material adverse effect on the rights or remedies available to, Arranger under this Agreement. "OFAC" means the Office of Foreign Assets Control of the U.S. Department of the Treasury. "Open Reference Cohort" means any Reference Cohort during the period from the Investment Request Date related thereto until the earlier of (i) the date that the Outstanding Investor Share attributable to such Reference Cohort is equal to $0.00 and (ii) the date that is ten (10) years following the last day of the Growth Period in which such Reference Cohort was originated. "Outstanding Investor Share" means, with respect to any Reference Cohort on any date of determination, the greater of (x) zero (0) and (y) the difference between (i) the Investor Cap Amount for such Reference Cohort, minus (ii) the aggregate amount of Reference Income for such Reference Cohort remitted to the applicable Investors by Company on or before such date; provided that on and after the date that is ten (10) years following the last day of the Growth Period in which such Reference Cohort was originated, the "Outstanding Investor Share" with respect to such Reference Cohort shall be zero ($0.00). "Percentage Interest" means, with respect to any Periodic Funding Amount and any related individual Investor, the percentage obtained by dividing (a) the aggregate payments advanced by such Investor in relation to such Periodic Funding Amount by (b) the total amount of such Periodic Funding Amount. "Periodic Funding Amount" has the meaning set forth in the Specified Commercial aTerms. "Permitted Liens" means the following: (a) Liens for taxes, fees, assessments or other governmental charges or levies that are not delinquent and (b) Liens arising by applicable Law or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, government contracts, statutory obligations, surety, stay, customs and appeal bonds, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA). "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency. "Product Wind-Down Event" means Company has ceased offering or renewing/continuing policies and such termination of policies is for reasons other than a decision by Customers to not renew such policies. For the avoidance of doubt, any decision of Company to terminate or not renew the policies of individual policyholders for reasons specific to those policyholders shall not constitute a Product Wind-Down Event. "Product Wind-Down Event Makewhole Amount" means, following the occurrence of a Product Wind-Down Event, for each Open Reference Cohort with at least one (1) Customer subject to a Product Wind-Down Event, as of any date of calculation, the product of (i) the Outstanding Investor Share as of such date for such Open Reference Cohort and (ii) the Wind- Down Event Percentage for such Open Reference Cohort. "Program Document" means this Agreement and any other agreement or instrument executed and/or delivered in connection herewith. "Reference Cohort" has the meaning set forth in the Specified Commercial Terms. "Reference Income" has the meaning set forth in the Specified Commercial Terms. "Responsible Officer" of any Person means the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, chief operating officer or any financial officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Effective Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities. Any document delivered hereunder that is signed by a Responsible Officer of Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of Company. "Growth Excess Spend" has the meaning set forth in Section 2.1(d)(i). "Growth Period" has the meaning set forth in the Specified Commercial Terms (each commencing on the first day of the relevant month and ending on the last day of such month). "Growth Spend" has the meaning set forth in the Specified Commercial Terms. "Growth Underspend" has the meaning set forth in Section 2.1(d)(ii). "Sale of Company" means any of the following: (a) any liquidation or winding up of Company, (b) a merger, consolidation or transfer of equity securities (pursuant to a single transaction or series of related transactions) of Company, with or to any independent third party, which, in any case, results in the equity holders of Company immediately prior to such transaction possessing less than a majority of the beneficial voting power or ownership interests of Company's or any successor entity's issued and outstanding equity securities immediately after such transaction or series of such transactions; or (c) a sale, lease or exclusive license, in a single transaction or series of related transactions, to an independent third party of all or substantially all of Company's assets; provided, that, the introduction of one (1) or more holding companies above Company shall not constitute a Sale of Company hereunder.

"Sanction" or "Sanctions" means individually and collectively, respectively, economic or financial sanctions, sectoral sanctions, secondary sanctions, or trade embargoes or restrictive measures and anti-terrorism Laws, including but not limited to those imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, or the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union or any Member State of the European Union, (d) the United Kingdom or (e) any other Governmental Authority with jurisdiction over Company, except to the extent inconsistent with U.S. law. "Sanctioned Country" means a country or territory that is the target of comprehensive Sanctions (which comprise, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People's Republic of Ukraine and the so-called Luhansk People's Republic regions of Ukraine). "Sanctioned Entity" means any Person that is the target of any Sanctions, including without limitation, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or the U.S. Department of Commerce, the United Nations Security Council, the European Union, any Member State of the European Union or the United Kingdom; (b) any Person organized under the laws of a Sanctioned Country or ordinarily resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned, individually or in the aggregate, directly or indirectly, or controlled by any Person or Persons identified in (a) – (c) or acting for or on behalf of such Person or Persons. "Specified Commercial Terms" means the commercial terms contained in Schedule A appended hereto. "Spend Reconciliation" has the meaning set forth in Section 2.1(d). "Subsidiary": of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one (1) or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Company. "Termination Date" means the later of (x) the date that is thirty (30) days following the date on which the Outstanding Investor Share for each Reference Cohort is equal to zero ($0.00) and (y) the end of the Availability Period. "Wind-Down Event Percentage" means, for any Open Reference Cohort and as of any date of calculation, the quotient of (i) the Reference Income attributable to such Open Reference Cohort over the prior three (3) full Growth Periods that have occurred immediately prior to the date of calculation, which Reference Income is associated with Customers within such Open

Reference Cohort who were subsequently subject to a Product Wind-Down Event, over (ii) the total Reference Income attributable to such Open Reference Cohort over the prior three (3) full Growth Periods that have occurred immediately prior to the date of calculation. 1.2 General Interpretive Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Program Documents and any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Program Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import when used in any Program Document, shall be construed to refer to such Program Document in its entirety and not to any particular provision thereof, (iv) all references in a Program Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Program Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP as in effect from time to time. When used herein, the terms "financial statements" shall include the notes and schedules thereto. 1.4 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable). 1.5 Business Days. In the event that any amount or other item is due on a day that is not a Business Day, that amount or other item shall be deemed to be due on the immediately preceding Business Day. 2. Investment. 2.1 Investments. (a) Investment Request. Commencing on the Effective Date and ending upon the expiration of the Availability Period, Company may from time to time make an offer for Investors to invest in a Reference Cohort for the subsequent Growth Period by delivering to Arranger a request substantially in the form of Exhibit A attached hereto (each, an "Investment Request"). (b) Obligation of Arranger to Facilitate Advances. Subject to Company meeting each of the conditions outlined in the Specified Commercial Terms contained in Section 2.1 of Schedule A attached hereto, during the Commitment Period, Arranger shall accept an offer for investment in a Reference Cohort set forth in an Investment Request by execution thereof and delivery of the related countersigned Investment Request to Company within five (5) Business Days of its receipt thereof. Upon any such acceptance of an Investment Request by Arranger, subject to the satisfaction (or waiver, at Arranger's sole discretion) of the conditions precedent set forth in Section 3.2 hereof, on the related Investment Funding Date, Arranger shall facilitate the funding by one (1) or more Investors of the related Investment Amount to Company by wire transfer to the account designated by Company within five (5) Business Days of the date of acceptance and shall thereafter be entitled to payment from Company of an amount up to the Investor Cap Amount with respect to the Invested Receivables. Except for the indemnification obligations of Company under Section 7, and Company's other express payment obligations hereunder, each investment in the Invested Receivables shall entitle the related Investors solely to the investment return, if any, until the date that the Outstanding Investor Share attributable to the Reference Cohort corresponding to such investment is equal to $0.00. Subject to Section 2.1(d), the Investment Amount for each Growth Period shall be adjusted to account for any Growth Excess Spend or Growth Underspend, as applicable. Any such adjustment or any additional adjustment required to account for any applicable Spend Reconciliation shall be evidenced by a Funding Adjustment. Notwithstanding the foregoing, any failure by Arranger to facilitate a Funding Adjustment for any Growth Excess Spend, Growth Underspend or other applicable Spend Reconciliation shall not constitute a waiver of amounts due to related Investors of Reference Income. Notwithstanding anything herein to the contrary, Arranger shall be required to accept no more than one (1) Investment Request per Growth Period. As of the Effective Date, Arranger expects that the Investors for future Investment Requests will be as set forth on Schedule D; provided, that the actual Investors for an Investment Amount will in all cases be as reflected on the executed Investment Request delivered by Arranger in connection therewith. Arranger also may deliver an updated Schedule D at any time to reflect changes in expectations regarding the Investors that will fund future Investment Amounts. (c) Sharing of Reference Income. Upon funding an Investment Amount during any Growth Period, the related Investors will be entitled to, and Company hereby agrees to remit to Arranger, on behalf of such Investors, in accordance with the terms hereof, the applicable Investor Sharing Percentage of all Reference Income from the Reference Cohort associated with such Growth Period until such Investors have received Reference Income from such Reference Cohort equal to the Investor Cap Amount. For any given Growth Period, Arranger may reduce the Investment Request amount by the portion of the Reference Income owed to Investors from the prior Growth Period or Company may remit only the portion of the Reference Income owed to Investors in excess of the Investment Request for the following Growth Period, as applicable. (d) Reconciliation of Growth Spend. Company shall use commercially reasonable best efforts to fully utilize the Expected Growth Spend for each Growth

Period, provided that, for any Growth Period, if the Actual Growth Spend is greater than [***]% of or less than [***]% of the Expected Growth Spend indicated on Schedule B (as amended from time to time), the Company shall notify the Arranger as soon as reasonably practicable after obtaining actual knowledge thereof. Following the end of each Growth Period for which Investors funded an Investment Amount, Company shall promptly (and, in any event, no later than the first Disbursement Date for the Reference Cohort associated with such Growth Period) notify Arranger in writing of the Actual Growth Spend for such Growth Period and any deviation from the Expected Growth Spend for such period and any updates to be made with respect to the applicable Investment Request (each, a "Spend Reconciliation"). (x) In the event that the Actual Growth Spend for any Growth Period for which Investors advanced a Periodic Funding Amount exceeds the Expected Growth Spend for such period (a "Growth Excess Spend"), Arranger may elect, in its sole discretion, to either (1) increase the Periodic Funding Amount for such period by causing Investors to advance additional amounts to Company equal to the product of: (i) the Investor Funding Percentage and (y) the difference between the Actual Growth Spend for such period and the Expected Growth Spend for such period, or (2) reduce its Investor Funding Percentage to the product of the Investor Funding Percentage and quotient of (x) the Expected Growth Spend for such period divided by (z) the Actual Growth Spend for such period. For the avoidance of doubt, Arranger may elect to engage in a ratable combination of the foregoing clauses (1) and (2) as described in the applicable related Funding Adjustment. (ii) In the event that the Actual Growth Spend for any Growth Period for which Investors advanced a Periodic Funding Amount is less than the Expected Growth Spend for such period (a "Growth Underspend"), such Growth Underspend will, at Arranger's discretion, (x) roll over to the next period for which no Periodic Funding Amount has yet been advanced and be netted against such period's Investment Request or (y) be refunded to the related Investors based on their respective Percentage Interests. As used herein, a Growth Underspend shall equal the product of: (i) the Investor Funding Percentage and (ii) the difference between the Actual Growth Spend for such period and the Expected Growth Spend for such period. For the avoidance of doubt, Arranger may elect to engage in a ratable combination of the foregoing clauses (1) and (2) as described in the applicable related Funding Adjustment. 2.2 Sharing of Reference Income; Term; Termination. (a) Application of Reference Income. On each Disbursement Date during the term of this Agreement, Company shall, and hereby agrees to, remit to Arranger, on behalf of the applicable Investors, the Investor Sharing Percentage of Reference Income generated during the Growth Period corresponding to such Disbursement Date for each Reference Cohort, in each case in immediately available funds in accordance with payment instructions provided to Company by Arranger from time to time; provided, that, in no event will Company be required to remit Reference Income to Arranger for any Reference Cohort in an aggregate amount greater than the amount necessary to reduce the Outstanding Investor Share for such Reference Cohort to $0.00. (b) Calculation of Reference Income. No later than fourteen (14) days following the end of each Growth Period, Company will provide Arranger with a calculation of

Actual Growth Spend, Reference Income and the Investor Sharing Percentage of Reference Income for each Open Reference Cohort along with such backup information reasonably requested by Arranger in connection therewith (such calculation, a "Disbursement Date Report"). In the event that Arranger disagrees with any information set forth in a Disbursement Date Report or the payments made under Section 2.2(a), Company agrees to make itself available to discuss the calculations and the basis for such disagreement. (c) Early Termination. In the event that Arranger on behalf of the Investors elects to terminate the commitment to make further investments under this Agreement following the occurrence of a Cancellation Event, Company shall continue to remit Reference Income to Arranger, on behalf of the applicable Investors, in accordance with Section 2.2(a) above until the Outstanding Investor Share for each Reference Cohort is equal to $0.00. Upon the occurrence of an Early Termination Event, Arranger may demand payment in full of the applicable Investors' Outstanding Investor Share as of such time, and such amount shall be due, (x) with respect to an Early Termination Event falling within limb (a) of the definition thereof, within ten (10) Business Days, and (y) with respect to an Early Termination Event falling within limb (b) of the definition thereof, within twenty-five (25) Business Days of Arranger's written demand, provided that in the event an Early Termination Event is reasonably curable, Arranger may, in its sole discretion, reverse such demand. (d) Term; Termination. This Agreement shall become effective on the Effective Date and shall continue in full force and effect until the Termination Date. (e) Product Wind-Down Event. In the event a Cohort Threshold Breach occurs which the Arranger concludes in its reasonable judgement is attributable to a Product Wind-Down Event, the Arranger may demand the Product Wind-Down Event Makewhole Amount, and such amounts shall be due within ten (10) Business Days of Arranger's written demand. 3. Conditions of Advances. 3.1 Conditions to the Effectiveness of Agreement. The effectiveness of this Agreement is subject to the receipt by Arranger, on behalf of the Investors, on or prior to the Effective Date of the following documents (a) through (d), each in form and substance satisfactory to Arranger on behalf of the Investors: (a) an executed copy of this Agreement signed by all parties hereto; (b) a good standing certificate for Company from the Secretary of State (or similar official) of the state of Company's organization; (c) a certificate of Responsible Officer certifying the names and true signatures of the incumbent officers authorized on behalf of Company to execute and deliver this Agreement and any other documents to be executed or delivered by it hereunder, together with its organizational documents and board resolutions, evidencing corporate action necessary for Company to execute, deliver and perform its obligations under this Agreement; and

(d) all documents and other evidence that Arranger requires for its know-your-customer and other compliance checks on Company. 3.2 Conditions to Each Investment. Arranger's obligation to cause the advance the Periodic Funding Amount to Company on any Investment Funding Date is subject to the satisfaction or waiver by Arranger of the following conditions: (a) The conditions set forth in Schedule A hereto shall have been satisfied; (b) solely in the case of the first Investment Funding Date, receipt by Arranger, on behalf of the Investors of an opinion of counsel to Company with respect to corporate matters of Company reasonably acceptable to Arranger; (c) there exists no event which has or is reasonably likely to result in a Material Adverse Change; (d) Arranger shall have received (i) an Investment Request with respect to such Periodic Funding Amount satisfying the requirements set forth in Section 2.1(a) and (ii) if applicable, an amended copy of Schedule B hereto; (e) Arranger shall have received, in form and substance satisfactory to Arranger, any additional documents and other evidence that Arranger requires for its know-your- customer and other compliance checks on Company; (f) as of the related Investment Request Date: (i) the representations and warranties of Company contained in this Agreement shall be true and correct in all material respects; (ii) Company shall be in compliance with each term, covenant and other provision of this Agreement applicable to it in all material respects; (iii) no Cancellation Event shall have occurred and be continuing; (iv) Arranger continues to have a favorable assessment of the continued viability of Company as a going concern, as of the Investment Funding Date; (v) to the best of Company's knowledge, the Expected Growth Spend for such Growth Period and all prior Growth Periods is accurate, or if not, a Funding Adjustment has been submitted for all relevant Growth Periods for which an adjustment is required; (vi) Company shall have demonstrated to Arranger that all Funding Threshold Tests have been satisfied; (vii) Arranger, on behalf of the applicable Investors, shall have received all payments then due that Company are obligated to pay to Arranger under this Agreement as of the applicable Investment Funding Date; and

(viii) upon satisfaction of the conditions in this Section 3.2 with respect to a Periodic Funding Amount, Arranger shall execute the Investment Request, which Investment Request shall supplement Schedule C by identifying the Investors and their respective Percentage Interests. 4. Representations and Warranties of Company. Company represents and warrants as follows: 4.1 Existence; Good Standing. Company is a duly formed corporation, validly existing and in good standing under the laws of its state of formation and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified. Company is not subject to any Insolvency Proceeding. 4.2 No Conflict, etc. The execution, delivery and performance by Company of this Agreement and each other document to be delivered by Company hereunder, (i) are within Company's corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action, and (iii) do not contravene (A) Company's organizational documents, (B) any contractual restriction binding on or affecting Company or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting Company or its property. This Agreement has been duly executed and delivered by Company. No competing notice of assignment or payment instruction or other notice inconsistent with the transactions contemplated in this Agreement is in effect with respect to any Invested Receivable. 4.3 Authorizations; Filings. No authorization, approval, permit, license or other action by, and no notice to or filing with, any governmental entity is required for the due execution, delivery and performance by Company of this Agreement or any other Program Document. 4.4 Enforceability. This Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company, in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other Laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or Law). 4.5 Sale of Company. There is no executed agreement for a Sale of Company about which Arranger has not been notified. 4.6 Litigation Matters. There is no pending (or, to its knowledge, threatened in writing) action, proceeding, investigation or injunction, writ or restraining order affecting Company or any of its Affiliates before any court, governmental entity or arbitrator which could reasonably be expected to materially adversely affect the value of Invested Receivables, and Company is not currently the subject of, and has no present intention of taking any action to commence, an Insolvency Proceeding. 4.7 Taxes; Liens Against Company. Company has (i) timely filed all tax federal and material state and local returns required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except to the extent that any such non-filing or non-payment could not reasonably be expected to adversely affect the value of Invested Receivables. 4.8 Compliance With Laws. Company has complied with the Laws applicable to it in all material respects. Neither Company nor, to its knowledge, any director, officer, member, manager or other controlling person thereof has engaged in any fraud, embezzlement, malfeasance, gross mismanagement or misappropriation of funds, willful misconduct or any similar activities, and no allegations of any of the foregoing or charges in respect of the foregoing have been made, brought against or threatened in writing against Company or, to its knowledge, any director, officer, member, manager or other controlling person thereof. 4.9 Review. Company has discussed and reviewed this Agreement with its representative accountants, independent auditors and counsel to the extent Company deemed reasonably necessary. 4.10 Investment Company Act. Company is not required to register as an "investment company" as defined in the Investment Company Act. 4.11 No Brokers or Finders. Company has not incurred or become liable for any broker's commission or finder's fee relating to the transactions contemplated by this Agreement. 4.12 Company Provided Data. The information delivered by Company to Arranger in respect of Reference Cohorts, historical performance and other relevant areas as determined by Arranger in its sole and reasonable discretion is, to the knowledge of Company, true and correct and does not omit to state a fact necessary in order to make the information contained therein not misleading. 4.13 Invested Receivables. Company is the legal owner of each Invested Receivable free and clear of any Lien, subject to Permitted Liens. Company has not authorized the filing of and is not aware of any financing statements filed against Company that include a description of collateral covering such Invested Receivable other than any financing statement that has been terminated or amended to reflect the release of any security interest in such Invested Receivable except for in connection with Permitted Liens. 4.14 Anti-Corruption Laws & Sanctions. Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by it and its directors, officers, employees and agents, when acting at the direction of or for the benefit of Company, with Anti-Corruption Laws and applicable Sanctions. Company and, to the knowledge of Company, its respective officers, employees and directors are in compliance with Anti- Corruption Laws and applicable Sanctions. Neither Company nor any of its subsidiaries has taken, paid, offered, promised, or authorized the payment of money or anything of value, directly or indirectly, to any Government Official for the purpose of: (a) influencing any act or decision of such person in their official capacity; (b) inducing such person to act (including through action or omission) in violation of the lawful duty of such person; (c) securing any improper advantage; or

(d) inducing such person to use their influence to affect or influence any act or decision of a Government Entity, in order to assist Company, any of its subsidiaries, or any other Person in obtaining or retaining business for or with, or directing business to, any Person. Neither Company, any of its subsidiaries nor, to the knowledge of Company, any Affiliate of any of the foregoing, (a) is a Sanctioned Entity; (b) to its knowledge is under investigation for an alleged breach of Sanction(s) by any Governmental Authority that enforces Sanctions; (c) has not, within the last five (5) years, engaged in a transaction or dealing, directly or indirectly, with or involving a Sanctioned Country or Sanctioned Entity that violated applicable Sanctions; or (d) will fund any payment in connection with the Invested Receivables with proceeds derived from any transaction that would be prohibited by applicable Sanctions or would otherwise cause any Investor or Arranger to be in breach of any applicable Sanctions. The transactions contemplated by this Agreement will not violate Anti-Corruption Laws, Anti-Money Laundering Laws, or applicable Sanctions. 4.15 Insurance Policy. Company shall maintain or cause to be maintained, with insurance companies that Company believes (in good faith judgment of the management of Company) are financially sound and reputable insurers at the time the relevant coverage is placed or renewed, insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. 5. Covenants of Company. From the Effective Date until the Termination Date, Company shall do all of the following: 5.1 Notice of Disputes, Breaches. Together with all information delivered pursuant to Section 5.9 below, Company will provide written notice to Arranger (i) of the occurrence of any dispute with a Customer who is a member of any Reference Cohort related to any Invested Receivable where the amount at risk exceeds the lesser of (x) [***]% of the Periodic Funding Amount for the applicable Open Reference Cohort or (y) [***] in respect of any Invested Receivable, (ii) of the occurrence of any material breach by a Reference Cohort that may reasonably give rise to Customer failing to pay an amount due in excess of lesser of (x) [***]% of the Periodic Funding Amount for the applicable Open Reference Cohort or (y) [***] under any Invested Receivable, (iii) any Insolvency Proceeding with respect to any Reference Cohort for any Invested Receivable in excess of [***], or (iv) it becoming illegal or highly impracticable for a Reference Cohort to pay all or any part of the amount due in respect of the Invested Receivable. 5.2 Invested Receivables. Company, at its expense, shall timely and fully perform all terms, covenants and other provisions required to be performed by it under each agreement with its Reference Cohorts and for the enforcement of the related obligations thereunder and shall promptly notify Arranger of any material breaches of any agreement with a Reference Cohort by Company.

5.3 Existence. Company shall (i) comply in all material respects with all applicable laws, rules, regulations and orders and (ii) preserve and maintain its organizational existence, rights, franchises, required qualifications, and privileges, except in the case of (i) or (ii), as could not reasonably be expected to result in a Material Adverse Change. Other than for a corporate reorganization or other valid corporate reason, Company shall keep its state of organization as in effect on the date of this Agreement and principal place of business and chief executive office and the office where it keeps its records concerning the Invested Receivables at the address set forth in Section 12 hereof or, in each case, upon ten (10) Business Days' prior written notice to Arranger, at any other locations in jurisdictions where all actions reasonably necessary to protect and maintain Arranger's, on behalf of the applicable Investors, interest in the Invested Receivables have been taken and completed. 5.4 Books and Records. Company shall maintain accurate books and accounts with respect to the Invested Receivables. Company shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Invested Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting the Invested Receivables (including, without limitation, records adequate to permit the daily identification of the Invested Receivables and all collections of and adjustments to the existing Invested Receivables). 5.5 Ongoing Data Access. Company shall grant Arranger continuous access to its internal systems that provide all underlying detailed data for Customers, Reference Cohorts, Reference Income, calculation of Cohort Threshold Tests, Actual Growth Spend and all other related information reasonably needed by Arranger, on behalf of the applicable Investors. Company shall not make any personal information, as defined by any Data Protection Law applicable to Company or the information, accessible to Arranger in breach of applicable Data Protection Laws. Company shall notify Arranger within five (5) business days after discovery of any such personal information made accessible to Arranger in Company's systems in breach of applicable Data Protection Laws. 5.6 Sales and Liens; Indebtedness. (a) Company shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien, encumbrance or security interest upon or with respect to, any Invested Receivable, except for Permitted Liens. Other than this Agreement, Company will not accept any investment in the Invested Receivables that entitles the applicable investor to receive a return directly or indirectly based on the collections of the Invested Receivables. (b) Company shall not create, incur, assume, suffer to exist or otherwise become liable for any Indebtedness unless subject to an intercreditor or subordination agreement in form and substance reasonably satisfactory to and approved in writing by Arranger. 5.7 Extension or Amendment of Invested Receivables. Company shall not materially extend the payment terms under any Invested Receivable, materially amend any Invested Receivable or otherwise waive or permit or agree to any material deviation from the terms or conditions of any Invested Receivable in excess of the lesser of (x) [***]% of the Periodic Funding Amount for the applicable Open Reference Cohort or (y) $[***] unless, in each case (i) Arranger, on behalf of the applicable Investors, shall have provided its prior written consent thereto, (ii) such alteration, amendment, deviation or waiver does not result in a change to the investment return or (iii) Company shall have offered Arranger, on behalf of the applicable Investors, such other financial accommodation that is acceptable to Arranger in its sole discretion. 5.8 [Reserved]. 5.9 Reporting and Notice Requirements. (a) On or before the 15th day following the end of each calendar month, for the reporting period ending on the last day of such month, Company shall provide Arranger with its unaudited income statement. (b) No more than thirty (30) days after completion and signing of the applicable audit, Company shall provide Arranger with its annual audited financial statements; provided that, if Company's annual audited financial statements are not available within one hundred twenty (120) days after the end of Company's fiscal year, (i) Company shall provide Arranger with a written explanation regarding such unavailability and Company's annual unaudited financial statements and (ii) Company shall provide Arranger with annual audited financial statements promptly upon such statements becoming available. (c) On or before the 30th day following the end of each calendar month, Company shall provide Arranger with a calculation of the Cohort Threshold Test for each Tested Cohort. (d) Company represents and warrants that it will take reasonable measures to ensure that no information is revealed, transmitted, or made available to Arranger that is deemed "personal information" (or equivalent) in breach of any Data Protection Law applicable to Company, or the information in question. Insofar as Company reveals, transmits, or makes available to Arranger any personal information, Company agrees to indemnify Arranger (together with its affiliates, officers, directors, agents, representatives, shareholders, counsel and employees) from and against any and all claims, losses and liabilities (including, without limitation, reasonable and documented attorneys' fees) resulting from breach of data protection and data security laws or regulations with respect to that personal information, other than for breaches resulting from Arranger's actions or omissions. (e) As soon as reasonably practicable following Arranger's written request (and in no event later than thirty (30) days thereafter), Company will provide to Arranger such other information regarding its business, financial condition, operations and such other matters as Arranger, on behalf of the Investors, may reasonably request. (f) Substantially concurrently with the distribution thereof, Company will provide to Arranger copies of all materials, meeting invitations, business information, corporate presentations and 'decks', financial reports and other documents and information which Company provides to any of its equity holders or financing providers; provided that if Company is restricted by applicable Law or existing contractual obligations from providing any such information, Company shall provide notice and explanation of why the same were not provided, together with a reasonably detailed summary of such omitted information (to the extent practicable and permitted by such applicable Laws or contractual restrictions). (g) On or before the date that is two (2) Business Days prior to any Disbursement Date, Company shall complete and deliver to Arranger a Growth Period Funds Flow ("Growth Period Funds Flow") substantially in the form of Exhibit C hereof. (h) If applicable, on the Effective Date and thereafter, within fourteen (14) days upon the incurrence thereof (and in no event later than the date of the Disbursement Date Report following the incurrence thereof), Company shall disclose to Arranger (in writing in reasonable detail) any financing arrangements and other indebtedness (including without limitation letters of credit, interest rate and currency hedging, swap and cap agreements, capital lease obligations, deferred purchase price obligations, guarantees and other contingent obligations, and other indebtedness), whether or not relating to Invested Receivables, which (i) is in an aggregate amount in excess of $25,000,000, (ii) contains any financial covenants or limitations on Liens or indebtedness of Company and/or (iii) contains any 'most favored nation', cross-default or cross-acceleration provisions in respect of this Agreement or any other indebtedness of Company. (i) On or before the date that is fourteen (14) days prior to the start of any calendar quarter, Company shall provide to Arranger in writing its final projections for its Expected Growth Spend for each Growth Period in the upcoming calendar quarter. (j) Company will promptly provide Investors with copies of any correspondence between Company and/or its Affiliates and any reinsurers, regulators or any other Person discussing circumstances involving the Company's capital position and/or the termination/renewal of any contracts which circumstances could reasonably be expected to lead to a Material Adverse Change. (k) On or before the 20th day following the end of each calendar month, for the reporting period ending on the last day of such month, Company shall provide Arranger with a monthly reporting packet including key financial/operational information (abbreviated income statement and balance sheet) immediately available to Company, the preparation of which does not incur unreasonable burden on Company. 5.10 Taxes. Company will pay any and all (i) taxes relating to, or arising out of the investment in the performance of the Invested Receivables (including applicable gross-up for any withholding taxes) and (ii) any taxes in the nature of net income or franchise taxes payable in connection with the Invested Receivables. 5.11 Not Adversely Affect Investors' Rights. Company shall refrain from any act or omission that, in its reasonable judgment, is likely to prejudice or limit in any material respect any Investor's ability to receive its share of any Reference Income. 5.12 Compliance with Laws. Company shall comply with all Laws applicable to it in all material respects.

5.13 Further Assurances. Company shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that Arranger may reasonably request, from time to time, and to the extent not inconsistent with the terms hereof, in order to protect or more fully evidence any investment in the Invested Receivables, or to enable Arranger to exercise or enforce its rights on behalf of the Investors to receive the investment return in respect of the Invested Receivables. 5.14 Sanctions. Neither Company, nor any Person directly or indirectly Controlling Company, and no Person directly or indirectly Controlled by Company, and no other Affiliate of any of the foregoing, in each case directly or indirectly, shall use any portion of any Investment Amount paid hereunder, or lend, contribute, or otherwise make available any portion of any Investment Amount paid hereunder to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Entity (with respect to sectoral sanctions, to the extent prohibited by applicable Sanctions), or (ii) in any manner that would be prohibited by applicable Sanctions or would otherwise cause Arranger or any Investor to be in breach of any applicable Sanctions. Company shall comply with all applicable Anti-Corruption Laws and Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Company will not, and will not permit any Person directly or indirectly Controlled by Company to (i) become a Sanctioned Entity (including by virtue of being owned or controlled by a Sanctioned Entity) or own or control a Sanctioned Entity, or (ii) engage in any dealing or transaction with any Person if such dealing or transaction would be in breach of Sanctions or would cause Company any Person Controlled by Company, Arranger or any Investor to be in breach of Sanctions or (b) could expose any of the foregoing to a risk of designation under any Sanctions. 5.15 Anti-Corruption Laws and Anti-Money Laundering Laws. Company, each Person directly or indirectly Controlling Company, and each Person directly or indirectly Controlled by Company shall, (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) maintain policies and procedures reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws; (iii) not use any portion of any Investment Amount paid hereunder in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) not take, pay, offer, promise, or authorize the payment of money or anything of value, directly or indirectly, to any Government Official for the purpose of: (a) influencing any act or decision of such person in their official capacity; (b) inducing such person to act (including through action or omission) in violation of the lawful duty of such person; (c) securing any improper advantage; or (d) inducing such person to use their influence to affect or influence any act or decision of a Government Entity, in order to assist Company, any of its subsidiaries, or any other Person in obtaining or retaining business for or with, or directing business to, any Person. 5.16 Examination and Visits. Company shall, upon Arranger's reasonable request, at Arranger's reasonable expense, during regular business hours, permit Arranger, or its agents or representatives, upon reasonable prior notice, (i) on a confidential basis, to examine all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to each Invested Receivable including and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to each Invested Receivable or Company's performance hereunder with any of its officers or employees having knowledge of such matters. 5.17 Accuracy of Information. All information furnished by Company to Arranger hereunder will be a true, correct and accurate in all material respects to the knowledge of Company, on the date such information is provided, stated or certified and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. 5.18 Anti-Cash Hoarding. To the extent any Subsidiary of Company receives (or is entitled to receive) any Reference Income which constitutes the Investor Sharing Percentage or any other amounts payable to Investor hereunder, Company shall cause such Subsidiary to distribute such amounts to Company when payment is due pursuant to this Agreement and the applicable Investment Request prior to any payments being made pursuant to this Agreement and the applicable Investment Request, such amount to be added to the Growth Period Funds Flow for such Growth Period and further paid over to the Investor as and when such amounts are required to be paid to Investor under this Agreement. 6. Administration of Invested Receivables. 6.1 Invested Receivables. Company shall administer and service the Invested Receivables and perform all obligations as servicer and all commercially reasonable, customary and appropriate commercial collection activities in arranging the timely payment of amounts due and owing by any Customer all in accordance with applicable Laws, with commercially reasonable care and diligence, including, without limitation, diligently and faithfully performing all servicing and collection actions. In connection with its servicing obligations, Company will perform its obligations and exercise its rights under each Invested Receivable with the same care and applying the same policies as it applies to receivables similar to the Invested Receivables generally as if Investors had not invested in such Invested Receivables and shall act in a commercially reasonable manner to maximize collections on the Invested Receivables. Company may perform any and all of its duties and exercise its rights and powers as servicer by or through any one (1) or more agents appointed by it, provided that, notwithstanding the appointment of any such agents, Company shall remain liable for the performance of the obligations in this Section 6. 6.2 Terms of Service. Company shall engage in commercially reasonable customer service, promotional and marketing activities with respect to Customers constituting part of any Reference Cohort under all existing and future receivables, which customer service, promotional and marketing activities are, to the extent applicable, consistent with those customer service, promotional and marketing activities engaged in by Company with Customers under similar receivables and future receivables of Company for which the Investors have not invested in the performance thereof. 7. Indemnities and Set-Off. 7.1 General Indemnification. Company agrees to indemnify Arranger and Investors (together with their respective Affiliates, officers, directors, agents, representatives, shareholders, counsel and employees, each, an "Indemnified Party") from and against any and all claims, losses and liabilities (including, without limitation, reasonable and documented attorneys' fees of one (1) counsel) arising out of or resulting from any Cancellation Event. The foregoing indemnification shall not apply in the case of any claims, losses or liabilities to the extent resulting solely from the gross negligence, bad faith, fraud or willful misconduct of an Indemnified Party. Company will have the right at any time to conduct and control the defense of, negotiate, settle or otherwise control any claims pursuant to this Section 7.1 and to select counsel of reasonable experience and expertise in the relevant area(s) of law implicated by such claims; provided, however, that if the defendants in any such action include Company and Arranger and the Indemnified Parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to Company or that such that joint representation of the parties would create an ethical conflict of interest for counsel, the Indemnified Party or parties shall have the right to elect for the Indemnified Parties to be represented by one (1) separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Company agrees that it shall not, without the consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could reasonably have been a party and indemnity could reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party. 7.2 Tax Indemnification. Company will indemnify Arranger and Investors for (i) any taxes withheld or deducted (from payments on an Invested Receivable whether by the related Customer or by the Company) (ii) any taxes payable by Company pursuant to Section 10 of this Agreement and (iii) costs, expenses and reasonable and documented fees of counsel selected by Arranger in defending against the same, whether arising by reason of the acts to be performed by Company hereunder or otherwise, in each case, other than Excluded Taxes. For purposes of this Section 7.2, the term "Tax" or "Taxes" shall include any interest, additions to tax or penalties applicable thereto. 8. Retained Obligations. Neither Arranger nor any Investor shall have any responsibility for, or have any liability with respect to, the performance of the Invested Receivables. All obligations of Company under each Invested Receivable and Customer Agreement, including all representations and warranty obligations, all servicing obligations and all maintenance obligations, shall be retained by Company (the "Retained Obligations"). Neither any claim that Company may have against any Reference Cohort or any other Person, nor the failure of any Reference Cohort to fulfill its obligations under the related Invested Receivable, shall affect the obligations of Company to perform its obligations and make payments required to be made by Company hereunder, and none of such events or circumstances shall be used as a defense or as set- off, counterclaim or cross-complaint as against the performance or payment of any of Company's obligations hereunder. 9. Costs and Expenses; Default Rate. Any fees, expenses or other amounts payable by Company to Arranger or Investors in connection with this Agreement (other than, in each case, any legal, accounting, tax or consultant fees and/or expenses) shall bear interest each day from the date following the date due therefor, until paid in full at the Default Rate, whether before or after judgment. Fees are deemed payable on the date or dates set forth herein; expenses, indemnity, or other amounts payable by Company to Arranger or Investors are due five (5) Business Days after receipt by Company of written demand thereof. All interest amounts calculated under this Section 9 on a per annum basis shall be calculated on the basis of a year of three hundred sixty (360) days consisting of twelve (12) 30-day months. 10. General Payments. All amounts payable by Company to Arranger, on behalf of the applicable Investors, under this Agreement shall be paid in full, free and clear of all deductions, set-off or withholdings whatsoever except only as may be required by Law, and shall be paid on the date such amount is due to Arranger, on behalf of the applicable Investors. If any deduction or withholding is required by Law, Company shall pay to Arranger, on behalf of the applicable Investors, such additional amount as necessary to ensure that the net amount actually received by Arranger, on behalf of the applicable Investors, equals to the full amount Arranger, on behalf of the applicable Investors, should have received had no such deduction or withholding been required. All payments to be made or due hereunder shall be in United States dollars, including, but not limited to, Reference Income and Investment Amount. Any amounts that would fall due for payment on a day other than a Business Day shall be payable on the succeeding Business Day. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred sixty (360) days consisting of twelve (12) 30-day months. 11. Tax and Accounting Treatment. Each of Company and Arranger, and each applicable Investor, shall treat each Investment Amount as debt for tax and accounting purposes and shall not report on any applicable tax return or financial statement in a manner that is inconsistent with such treatment. Further this Agreement and any Investment Amount shall not be treated as creating a partnership (for tax purposes or otherwise) between any of Company and Arranger or any applicable Investor. Company shall make all disclosures required by applicable law or regulation with respect to Investors' investment in the performance of the Invested Receivables and account for such investment in accordance with GAAP. 12. Notices. Unless otherwise provided herein, any notice, request or other communication which Arranger or Company may be required or may desire to give to the other party under any provision of this Agreement shall be in writing and sent by e-mail, hand delivery, courier or first class mail, certified or registered and postage prepaid, and shall be deemed to have been given or made when transmitted (i) if delivered by e-mail, after receipt of an electronic receipt from the recipient's e-mail system or confirmation or acknowledgment of receipt by the recipient, (ii) if delivered by hand, after actual receipt and (iii) if delivered by courier or certified or registered mail, after receipt of a delivery confirmation, and in each case addressed to Arranger or Company as set forth below. Any party hereto may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties. If to Company: Lemonade, Inc. attn: General Counsel 5 Crosby Street, 3rd Floor

New York, NY 10013 Email: legal@lemonade.com If to Arranger: GC Customer Value Arranger, LLC 75 Hawthorne St, Floor 20 San Francisco, CA 94105 Email: legal@generalcatalyst.com Company agrees that Arranger may presume the authenticity, genuineness, accuracy, completeness and due execution of any email or fax communication bearing a facsimile or scanned signature resembling a signature of an authorized Person of Company, without further verification or inquiry by Arranger. Notwithstanding the foregoing, Arranger in its sole discretion may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further action by Company to authenticate any such communication. 13. Survival. All covenants, representations and warranties made herein shall continue in full force and effect until the Termination Date; provided that, Company's obligations to indemnify the Indemnified Parties pursuant to Section 6 hereof shall survive until the 3rd anniversary of the Termination Date. 14. Governing Law; Venue; Waiver of Jury Trial; etc. 14.1 This Agreement shall be governed by the Laws of the State of New York, without giving effect to conflict of laws principles that would require the application of the Law of any other jurisdiction. 14.2 Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any federal court of the United States, or New York state court if required by Law, sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment. Each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such federal court or New York State court to the extent required by Law to be heard in such state court. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal court located in the Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of inconvenient forum to the maintenance of such action or proceeding in any such court. 14.3 EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT SUCH PERSON MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS

CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. 15. Fees and Expenses. On the Effective Date, Company shall pay (i) all reasonable and documented out-of-pocket expenses, including but not limited to legal and accounting fees, incurred by Arranger in connection with the preparation, execution, delivery and administration of this Agreement and the Program Documents and related documentation, including in connection with any amendments, modifications or waivers of the provisions of any Program Documents (whether or not the transactions contemplated thereby shall be consummated, but only to the extent such amendments, modifications or waivers were requested by Company to be prepared); provided that to the extent the expenses and fees described in this clause (i) exceed $100,000, Arranger shall pay the amount of such excess and (ii) all reasonable and documented out-of-pocket expenses incurred by Arranger in connection with the enforcement, collection or protection of its rights in connection with the Program Documents, including its rights under this Section 15, or in connection with the investments made hereunder. Other than to the extent required to be paid on the Effective Date, all amounts due under this Section 15 shall be payable by Company within thirty (30) days of receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests (or as otherwise agreed by Company). 16. Dispute Resolution. In Arranger's sole discretion, any controversy or claim arising out of or relating to this contract, or the breach thereof, may be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. 17. General Provisions. 17.1 This Agreement represents the final agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to such subject matter. No provision of this Agreement may be amended or waived except by a writing (including by email) provided by the parties hereto. Notwithstanding the foregoing, the Schedule of Investments may be updated by Arranger and Company at the time of execution of each Investment Request and the signatures to each such Investment Request shall constitute written consent of each party for each such update. 17.2 This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that Company may not assign any rights hereunder without Arranger's prior written consent, given or withheld in Arranger's sole discretion; provided, further, that Arranger may assign this Agreement (i) to any of its Controlled Investment Affiliates at any time without the prior written consent of Company and (ii) to any other party with the written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed). The rights and obligations of any Investor hereunder may be assigned by delivery of an amended Exhibit A to the relevant Investment Request. Following each such assignment, Arranger shall deliver an updated Schedule C; provided that the failure to deliver an updated Schedule C shall not affect the validity of any assignment. Each Investor shall be an intended third party beneficiary of the Agreement entitled to enforce the Agreement as though it were a party hereto. 17.3 Each provision of this Agreement shall be severable from every other provision hereof for the purpose of determining the legal enforceability of any specific provision. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one (1) and the same agreement. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. 17.4 It is understood and agreed that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement by Company and that Arranger and Investors shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach to the extent permitted by Law. In the event that such equitable relief is granted, such remedy or remedies shall not be deemed to be the exclusive remedy or remedies for breach or threatened breach of this Agreement but shall be in addition to all other remedies available to Arranger and Investors at law or equity. 18. Confidentiality. Arranger agrees to maintain the confidentiality of any Confidential Information (as defined below) received from Company and shall not disclose such Confidential Information to any third party except (a) as set forth in the Agreement, (b) to any employee, contractor, officer, director or agent who has a need to know such information, (c) to any existing or potential investor in, acquiror of, or lender or other financing source to, the receiving party in connection with such investor, acquiror lender or other financing source's existing or potential investment in, acquisition of or providing financing to the receiving party, so long as such investor, acquiror, lender or other financing source is bound by a written confidentiality agreement that covers such Confidential Information or (d) to members, managers, partners, affiliates, consultants, legal, financial and other advisors, representatives, and others who, in each case, agree to be bound by at least the same confidentiality undertakings as those set forth herein with respect to such Confidential Information. "Confidential Information" shall mean information of a party that is clearly identified as being "Confidential Information" or which a reasonable person would understand to be confidential, proprietary and/or non-public. "Confidential Information" shall not include any information that (i) is part of the public domain without any breach of this Agreement by the receiving party; (ii) is or becomes generally known to the general public or organizations engaged in the same or similar businesses as the receiving party on a non-confidential basis, through no wrongful act of such party; (iii) is known by the receiving party prior to disclosure to it hereunder without any obligation to keep it confidential; (iv) is disclosed to it by a third party which, to the best of the receiving party's knowledge, is not required to maintain the information as proprietary or confidential; (v) is independently developed by the receiving party without reference to Confidential Information of the other party; or (vi) is the subject of a written agreement whereby the other party consents to the disclosure of such Confidential Information on a non-confidential basis. Arranger may disclose Confidential Information, without the consent of Company, if such party becomes legally compelled (by applicable law, rule, regulation, oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information provided that the receiving party promptly notifies the disclosing party of the demand for such a disclosure in order that the disclosing party may undertake any available means to oppose such a disclosure that are in its discretion necessary and appropriate. The obligations under this Section 18 shall terminate on the date which is seven (7) years from the date of the termination of this Agreement, except that with respect to any Confidential Information which is a trade secret, such obligations shall continue until such trade secret is no longer Confidential Information, if ever. Arranger shall require that its employees, contractors, officers, directors and agents enter into confidentiality agreements which prevent the further disclosure of the disclosing party's Confidential Information except in furtherance of the transactions contemplated hereunder.

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed as of the date first above written. LEMONADE, INC., as Company By: /s/ Tim Bixby Tim Bixby, CFO

GC CUSTOMER VALUE ARRANGER, LLC, as Arranger By: General Catalyst Group Management LLC, its Manager By: /s/ Sara Chehreshsa Name: Sara Chehreshsa Title: Associate General Counsel

SCHEDULE A SPECIFIED COMMERCIAL TERMS 1. Defined Terms. 1.1 Definitions. Capitalized terms used but not defined in this Schedule A shall have the meanings set forth in the Agreement: "Borderline Funding Threshold Test" means a test which is satisfied for any Tested Cohort if each of the following, calculated as of the end of each Growth Period, is satisfied: (i) the Threshold M0 is equal to or greater than [***]%, (ii) the Threshold M12 is equal to or greater than [***]%; (iii) the Threshold M24 is equal to or greater than [***]% and (iv) the Threshold Delta M+1 is greater than or equal to [***]%. "Cohort Threshold Test" means a test which is satisfied for any Tested Cohort if each of the following, calculated as of the end of each Growth Period, is satisfied: (i) the Threshold M0 is equal to or greater than [***]%, (ii) the Threshold M12 is equal to or greater than [***]%; (iii) the Threshold M24 is equal to or greater than [***]% and (iv) the Threshold Delta M+1 is greater than or equal to [***]%. "Commitment Breach" means, with respect to any Tested Cohort, the failure to satisfy the Cohort Threshold Test on any day on or prior to the Original Commitment End Date; provided, however, that if only one (1) Tested Cohort does not satisfy the Cohort Threshold Test, then no Commitment Breach will have occurred. For the avoidance of doubt, a Commitment Breach will occur if at any time there is more than one (1) Tested Cohort which does not satisfy the Cohort Threshold Test. "Commitment Period" means the period of time from the Effective Date through December 31, 2025; provided that, the Commitment Period may be modified upon mutual written agreement of Company and Arranger (which written agreement may be in email form); provided further, that, the Commitment Period shall end on December 31, 2024 (the "Original Commitment End Date") in the event a Commitment Breach has occurred at any time on or prior to the Original Commitment End Date. "Funding Threshold Test" means a test which is satisfied for any Tested Cohort if each of the following, calculated as of the end of each Growth Period, is satisfied: (i) the Threshold M0 is equal to or greater than [***]%, (ii) the Threshold M12 is equal to or greater than [***]%; (iii) the Threshold M24 is equal to or greater than [***]% and (iv) the Threshold Delta M+1 is greater than or equal to [***]%. "Internal Rate of Return" means the rate of return, expressed as a percentage, obtained by running the XIRR function in Microsoft Excel, Google Sheets, or similar spreadsheet tool or computer program, with such function taking as inputs the cash disbursements/collections and associated dates of such disbursements/collections as described when such term is used in this Agreement. For the avoidance of doubt, cash disbursements from Arranger to Company shall be expressed as negative amounts and cash disbursements from Company to Arranger shall be expressed as positive amounts in the calculation of such Internal Rate of Return.

"Invested Receivable" means, collectively, an amount owed to Company by a Reference Cohort, payment processor or other source expected to generate Reference Income. "Investor Cap Amount" means, with respect to any Reference Cohort, the lesser of (a) the greater of (i) 0 and (ii) the amount which, taking into consideration (x) all prior Reference Income and any amounts remitted to Investors pursuant to Section 2.1(d), along with the actual dates of such remittances related to the applicable Reference Cohort, and (y) all prior Investment Amounts, including any amounts remitted to Company pursuant to Section 2.1(d), and the Investment Funding Dates of such remittances, would, as of any date of calculation, lead Investors to realize an Internal Rate of Return of 16% across all such cash remittances; and (b) the product of (i) [***]% and (ii) the Periodic Funding Amount; provided that, on and after the date that is 10 years following the last day of the Growth Period in which such Reference Cohort was originated, the "Investor Cap Amount" with respect to such Reference Cohort shall be zero. "Investor Funding Percentage" means, with respect to any Reference Cohort for a Growth Period, the quotient of (i) the applicable Periodic Funding Amount divided by (ii) the respective Expected Growth Spend; provided, however, that in the case of a Spend Reconciliation, the Investor Funding Percentage may be revised pursuant to a Funding Adjustment; provided further, that the Investor Funding Percentage shall not exceed the Investor Funding Percentage Cap, unless otherwise agreed to in the related Investment Request in Arranger's sole discretion. "Investor Funding Percentage Cap" means [***]; provided, however, that the Investor Funding Percentage Cap for any Reference Cohort originated during a Growth Period occurring after the first six (6) full Growth Periods following the Effective Date have elapsed shall be [***] if, as of the applicable Investment Funding Dates each of the following is satisfied: (i) the Funding Threshold Test has been met for all Tested Cohorts at all times since the Effective Date, (ii) no Cohort Threshold Breach has occurred at any time since the Effective Date and (ii) all of the conditions in Section 3.1 and 3.2 of this Agreement have been satisfied at all times since the Effective Date. "Investor Sharing Percentage" means, with respect to any Reference Cohort, a percentage equal to the Investor Funding Percentage; provided, however, that immediately in the event of a Cohort Threshold Breach with respect to such Reference Cohort, the Investor Sharing Percentage for such Reference Cohort shall be equal to 100%. "Periodic Funding Amount" means, with respect to any Reference Cohort, the Investment Amount, subject to any adjustment pursuant to Section 2.1(d), for the Growth Period in which such Reference Cohort was originated. "Reference Cohort" means, with respect to any Growth Period, the group of Customers each of which is identified as having its first nonzero transaction date in such Growth Period by reference to the "accounting_date" column in the dataset provided by Company to Arranger. "Reference Income" means, with respect to any Reference Cohort, an amount equal to the product of (i) (x) for payments associated with Customers underwritten by Company, including its Affiliates, the total such gross cash payments (including premium) collected by Company and its

Affiliates, and (y) for payments associated with Customers whose related insurance contracts are 'placed' by Company with a third party, the total such gross cash payments (including premium) paid by the Customer, including to the related third party as well as to Company and its Affiliates and (ii) [***]%. "Growth Period" means each monthly period, commencing on July 1, 2023. "Growth Spend" means the total amount (without duplication) of marketing and sales expenses that are recognized on the income statement of Company for such Growth Period (including the amortized portion of any marketing and sales expenditures capitalized in prior periods, which expenditures shall be recorded and presented to Arranger in a separate pro forma income statement which sets forth the applicable amount) that Company determines in good faith to be tied to the acquisition or retention of customers. From time to time, the Company may engage in new channel experiments (i.e., marketing channels which Company has not previously invested in prior to the Effective Date) and such new channel experiments shall be excluded from Growth Spend for purposes of this Agreement. "Tested Cohort" means (i) any Open Reference Cohort and (ii) the groups of Customers that would constitute Reference Cohorts for each of the twelve (12) monthly periods that occurred immediately prior to the Effective Date, if this Agreement were in effect and such periods were Growth Periods; provided, that any Tested Cohort shall cease to be a Tested Cohort on and after the date on which the cumulative Reference Income associated with such Tested Cohort exceeds the Actual Growth Spend for the related Growth Period or monthly period, as applicable, during which such Tested Cohort was originated. "Threshold Delta M+1" means, with respect to a Tested Cohort and any Growth Period starting with the second full Growth Period after the first date on which such Tested Cohort began to be originated, an amount (expressed as a percentage) equal to aggregate Reference Income across all associated members of such Tested Cohort for such Growth Period divided by the Actual Growth Spend for the Growth Period in which such Tested Cohort was originated. "Threshold M0" means, with respect to any Tested Cohort, an amount (expressed as a percentage) equal to the aggregate Reference Income across all associated members of such Tested Cohort during the Growth Period in which such Tested Cohort was originated divided by the Actual Growth Spend for the Growth Period in which such Tested Cohort was originated. "Threshold M12" means, with respect to any Tested Cohort, an amount (expressed as a percentage) equal to aggregate Reference Income across all associated members of such Tested Cohort during the first thirteen (13) full Growth Periods after the first date on which such Tested Cohort began to be originated (measured cumulatively) divided by the Actual Growth Spend for the Growth Period in which such Tested Cohort was originated. "Threshold M24" means, with respect to any Tested Cohort, an amount (expressed as a percentage) equal to aggregate Reference Income across all associated members of such Tested Cohort during the first twenty-five (25) full Growth Periods after the first date on which such Tested Cohort began to be originated (measured cumulatively) divided by the Actual Growth Spend for the Growth Period in which such Tested Cohort was originated.

2. Specified Commercial Terms. 2.1 Committed Facility Commercial Terms (a) Notwithstanding anything to the contrary herein, (i) the maximum invested amount for all Investment Requests funded by Arranger prior to the Original Commitment End Date shall not exceed $150,000,000, (ii) the maximum invested amount for all Investment Requests funded by Arranger from the Original Commitment End Date through December 31, 2025 shall not exceed $140,000,000, (iii) the Investment Amount for any given Growth Period (other than the initial Growth Period following the Effective Date) shall not exceed the product of [***]% and Investment Amount for the immediately preceding Growth Period and (iv) the Investment Amount for any Growth Period shall not exceed [***], in each case without Arranger's prior written consent. (b) For any Growth Period during the Commitment Period, in the event that Company does not issue Investment Requests to Arranger for an aggregate Investment Amount of [***] of the Actual Growth Spend (such amount, the "Minimum Investment Amount") with respect to such Growth Period, Company shall be deemed to have received an Investment Amount equal to the Minimum Investment Amount for purposes of this Agreement. (c) Commitment Termination. Arranger may immediately cancel and terminate any further commitment to honor any Investment Requests made to Arranger, on behalf of the applicable Investors, hereunder upon the occurrence of any of the following: (i) a Funding Threshold Breach by Company, (ii) a Cancellation Event, (iii) the representations and warranties of Company contained this Agreement ceasing to be true and correct, or (iv) breach by Company of any of the covenants and other undertakings set forth herein, provided that with respect to the foregoing clauses (iii) and (iv), to the extent such breach is (x) curable, (y) does not result in a Material Adverse Change with respect to any Invested Receivable, and (z) has not previously occurred during the term of the Agreement, Company may provide prompt notice to Arranger of its intent to cure such breach or failure and shall cure such breach or failure within a period of twenty (20) days thereafter (and upon receipt of such notice of intent to cure, Arranger shall forbear from terminating its commitments hereunder, and may, but shall not be obligated to, honor any further Investment Requests during such cure period in its sole discretion); provided further that, Arranger, on behalf of the applicable Investors, and Company shall make reasonable efforts to reach an agreement to resume such commitment, and such commitment shall be resumed upon mutual election by Arranger and Company.